Exhibit 99.B(17)

THREE EASY WAYS TO VOTE YOUR PROXY
To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website [www.proxyvote.com] 3) Follow the instructions provided on the website.

[PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735]	To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call [1-800-690-6903] 3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate box on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope    provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

USAA [FUND NAME]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL

1.               To approve the Agreement and Plan of Reorganization by and among USAA ETF Trust, on behalf of the Acquired Fund, Victory Portfolios II, on behalf of the corresponding Acquiring Fund, USAA Asset Management Company, and Victory Capital Management Inc.

ACQUIRED FUND	ACQUIRING FUND
		FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]	[ ]	[ ]

To transact such other business as may properly come before the meeting or any adjournments thereof.

Non-Voting Item		YES		NO
		[ ]		[ ]
I plan to attend the Special Shareholder Meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, Shareholder Letter, and Q&A are available at www.proxyvote.com.

USAA ETF TRUST

APRIL 18, 2019, SHAREHOLDER MEETING PROXY CARD

The undersigned authorizes [  ] and [  ], and each of them as the Proxy Committee, with right of substitution, to vote on my behalf as directed on the reverse, in the USAA ETF Trust April 18, 2019, Shareholder Meeting, or any continuation following an adjournment thereof.  I also instruct the Proxy Committee to vote any other matters that arise in the meeting, or any continuation following an adjournment thereof, in accordance with their best judgment.

You are encouraged to specify your choices by marking the appropriate box, but you need not mark any box if you wish to vote in accordance with the Board of Trustees’ recommendations; just sign, date, and return this proxy in the enclosed envelope.

Please sign and date the proxy card on the reverse side.  Unsigned cards will not be counted.